Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 20, 2024 relating to the financial statements of ZEEKR Intelligent Technology Holding Limited, appearing in the Registration Statement No. 333-275427 on Form F-1/A of ZEEKR Intelligent Technology Holding Limited.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Hangzhou, China

September 27, 2024